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Exhibit 21
Subsidiaries of the Company are as follows:
                                                            Jurisdiction of
         Name                                               Incorporation
         ----                                               -------------
A.J.& R. Motor Inns, Inc.                                   North Carolina
Civic Motor Inns, Inc.                                      Virginia
Coliseum Motor Inns, Inc.                                   Maryland
Dynamic Marketing, Inc.                                     Delaware
Fairfield-Meridian Claims Service, Inc.                     Delaware
FR Delaware, Inc.                                           Delaware
FR Management Corporation                                   Virginia
Hartford Motor Inns, Inc.                                   Virginia
Market Segments, Incorporated                               Delaware
Prime-American Realty Corp.                                 Delaware
Prime Hotel Real Estate
  Investments, Inc.                                         Delaware
Prime Note Collections Company, Inc.                        Delaware
Prime-O-Lene, Inc.                                          New Jersey
Prime-Trevose Enterprises, Inc.                             Pennsylvania
Republic Motor Inns, Inc.                                   Virginia
Suites of America, Inc.                                     Delaware
York Motor Inns, Inc.                                       Virginia

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